UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2024

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of BK Technologies Corporation (the “Company”) held on June 20, 2024, the Company’s stockholders: (i) elected Joshua S. Horowitz, R. Joseph Jackson, Charles T. Lanktree, Ellen O. O’Hara, E. Gray Payne, Lloyd R. Sams, and John M. Suzuki to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) ratified the appointment of MSL, P.A. as the Company’s independent registered public accounting firm for fiscal year 2024; and (iii) approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

The voting results for each proposal were as follows:

Proposal No. 1 - Election of Directors

	For	Withheld	Broker Non-Votes
Joshua S. Horowitz	2,003,368	19,690	992,128
R. Joseph Jackson	2,007,379	16,235	992,128
Charles T. Lanktree	2,007,038	16,576	992,128
Ellen O. O’Hara	1,985,799	37,995	992,128
E. Gray Payne	1,978,981	44,633	992,128
Lloyd R. Sams	2,008,297	15,317	992,128
John M. Suzuki	2,007,566	16,048	992,128

Proposal No. 2 - Ratification of Appointment of MSL, P.A.

For	Against	Abstain
3,000,781	11,854	2,551

Proposal No. 3 - Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
1,967,306	31,192	25,116	992,128

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 20, 2024	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer

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